Exhibit 99.1

BGC PARTNERS ANNOUNCES LAUNCH OF NEWMARK GROUP IPO ROADSHOW

NEW YORK, NY – December 4, 2017 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC”) announced today that Newmark Group, Inc., a wholly owned subsidiary of BGC that will hold BGC’s Real Estate Services business (“Newmark”), has launched a roadshow for the initial public offering (“IPO”) of its Class A common stock. Newmark has applied to list its Class A common stock on the NASDAQ Global Market under the symbol “NMRK.”

The IPO price is currently expected to be between $19.00 and $22.00 per share. Newmark is offering 30 million shares of its Class A common stock in the IPO. The underwriters will also have a 30-day option to purchase up to 4.5 million additional Class A shares at the IPO price, less underwriting discounts and commissions.

Goldman Sachs & Co. LLC, BofA Merrill Lynch, and Citigroup are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. is acting as a book-runner for the offering.

The offering will be made only by means of a prospectus. Copies of the preliminary prospectus relating to the offering may be obtained from Goldman Sachs & Co. LLC, at: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282; telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectusgroup-ny@ny.email.gs.com; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com; Citigroup at: Citigroup c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone: 800-831-9146; or Cantor Fitzgerald & Co., Attn: Prospectus Group, 499 Park Avenue, New York, NY 10022, or by telephone at 1-212-915-1067 or by email at prospectus@cantor.com.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC owns GFI Group Inc., a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets. BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC provides a wide range of services, including trade execution, broker-dealer services, clearing, trade compression, post trade, information, and other services to a broad range of financial and non-financial institutions. Through brands including FENICS, BGC Trader, Capitalab, Lucera, and FENICS Market Data, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA).

About Newmark Group, Inc.

Newmark is a full-service commercial real estate services business that offers a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Newmark’s investor/owner services and products include capital markets, which consists of investment sales, agency leasing, property management, valuation and advisory, diligence, underwriting and, under other trade names like Berkeley Point and NKF Capital, government sponsored enterprise lending, loan servicing, debt and structured finance and loan sales. Newmark’s occupier services and products include tenant representation, real estate management technology systems, workplace and occupancy strategy, global corporate services consulting, project management, lease administration and facilities management. Newmark enhances these services and products through innovative real estate technology solutions and data analytics that enable its clients to increase their efficiency and profits by optimizing their real estate portfolio. Newmark has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

Actual results and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to: the possibility that Newmark’s initial public offering (the “Newmark IPO”) may disrupt or have an adverse effect on BGC’s or Newmark’s businesses; the expected timetable for completing the separation of Newmark from BGC (the “Separation”) and the Newmark IPO; the possibility that the Separation and the Newmark IPO will not be consummated within the anticipated timetable or at all, including as the result of regulatory, market and other conditions; the potential that BGC and Newmark will not realize all or any of the expected benefits of the Separation and the Newmark IPO; and the possibility that changes in interest rates, commercial real estate values, the regulatory environment, the effects of weather events or natural disasters, pricing or other competitive pressures, and other market conditions or factors could cause the results of BGC or Newmark to differ from the forward-looking statements contained or incorporated by reference herein. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s and BGC’s filings with the U.S. Securities and Exchange Commission. Except as required by law, Newmark and BGC undertake no obligation to update any forward-looking statements.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contacts:

Jason McGruder or Kelly Collar

+1 212-610-2426